INDIVIDUAL VARIABLE ANNUITY APPLICATION First Investors Life Insurance Company [110 Wall Street] [New York, New York 10005]	Sales Office Time Stamp

Name of Proposed Owner _________________ _________ _____________________ First Middle Last	Date of Birth ______ ____ _______ Month Day Year	Age Last Birthday ______________	Place of Birth _____________ State _____________ Country
Social Security Number____________________________		Sex Male ⁫ Female ⁫	Married Yes ⁫ No ⁫
Proposed Owner’s Home Address _________________________________________________________________ Street ________________________ ______________________ ___________ City State Zip	Telephone Numbers _______________________________________________________ Home _______________________________________________________ Work
IF APPLICABLE, PLEASE COMPLETE JOINT OWNER INFORMATION BELOW (A Joint Owner is not permitted if purchasing an IRA.)
Name of Proposed Joint Owner _________________ _________ _____________________ First Middle Last	Date of Birth ______ ____ ____ Month Day Year	Age Last Birthday ___________	Place of Birth _________________ State _________________ Country
Social Security Number____________________________	Sex Male ⁫ Female⁫	Married Yes ⁫ No ⁫
Joint Owner’s Home Address _________________________________________________________________ Street ________________________ ______________________ ___________ City State Zip	Telephone Numbers ________________________________________ Home ________________________________________ Work
Annuitant:

Name of Annuitant____________________________________________________________________________________________________________________
First                                                                              Middle                                                                     Last

Address__________________________________________________________________Date of Birth________________________________________________

Relationship to Proposed Owner____________________________ Social Security Number___________________________________________________________

IF APPLICABLE, PLEASE COMPLETE JOINT ANNUITANT INFORMATION BELOW

Joint Annuitant:

Name of Joint Annuitant_______________________________________________________________________________________________________________
First                                                                                 Middle                                                                    Last

Address__________________________________________________________________Date of Birth_______________________________________________

Relationship to Proposed Owner___________________________ Social Security Number___________________________________________________________

ICC09 VARANN-App-1 (08/09)                                                                                                    1

Amount of Initial Purchase Payment $_______________ 1035 Exchange Yes ⁫ No ⁫	IRA Yes ⁫ Type Regular ⁫ No ⁫ Transfer ⁫ Rollover ⁫
Annuity Payout Benefit Options

⁫ Single Life Annuity                                                                ⁫ Joint and Survivor Annuity

⁫ Joint and Two Thirds to Survivor                                        ⁫ Joint and One-Half to Survivor

⁫ Single Life Annuity with Payments Guaranteed for ⁫ 10 years  ⁫ 20 Years

⁫ Joint and Survivor Annuity with Payments Guaranteed for ⁫ 10 years  ⁫ 20 Years

⁫ Refund Life Annuity

Annuity Payments to Begin Age 65 ⁫ Other ⁫ _______________ Frequency of Payments Monthly ⁫ Quarterly ⁫ Semi Annual ⁫ Annual ⁫
Payout Option: ⁫ Fixed_____% ⁫ Variable_____% ⁫ Combination
Beneficiary Designation

Primary Beneficiary(ies)

                      Social Security                                                                                                 Share %
    First Name                                         MI                      Last Name                         or Tax ID #                                    Relationship                             (Total must equal 100%)

1. ______________________________________________________________________________________________________________________________

2. ______________________________________________________________________________________________________________________________

Contingent Beneficiary(ies)

                       Social Security                                                                                             Share %
    First Name                                          MI                      Last Name                         or Tax ID #                                   Relationship                             (Total must equal 100%)

1. _____________________________________________________________________________________________________________________________

2. _____________________________________________________________________________________________________________________________

Suitability

A variable annuity is designed to achieve long-term financial objectives.  It is not suitable as a vehicle for short-term savings due to the charges applicable to the Variable Annuity Contract.  You should not purchase this Variable Annuity Contract if you believe you may need to surrender it during the surrender charge period.

Right to Examine Period

Once your Variable Annuity Contract is issued and delivered to you, you have a Right to Examine or “Free Look” period to decide if you want to keep your Variable Annuity Contract.  Your Free Look period begins when you sign and date your Variable Annuity Contract Delivery Receipt or if your Variable Annuity Contract is mailed to you, the Certified Return Receipt from the Post Office.

Initial Premium Investment

The portion of the initial net premium allocated to the subaccounts will be invested in the Cash Management Fund subaccount for a period of 20 days.  After 20 days, the Company will transfer the funds to the subaccounts you have selected.  Premium designated for the Fixed Account will be allocated to the Fixed Account upon issuance of the Variable Annuity Contract.

Variable Annuity Contract Disclosures

The subaccount selections below are consistent with the investment objectives indicated.  I understand that these subaccount selections and transfer options will be relied upon by First Investors Life in regard to all Variable Annuity Contract Transactions.  These options may be changed after the date of this application only by providing First Investors Life with a written request and instruction to change.  There shall be no Variable Annuity Contract unless a Variable Annuity Contract is issued based on this Application.

ICC09 VARANN-App-1 (08/09)                                                                                                  2

Proposed Owner’s Financial Information

a)  Financial Resources

Liquid Net Worth $___________________

Total Net Worth $____________________

Annual Income $_____________________

Marginal Tax Rate __________________%

b)  Investment Experience

Stocks                 ☐      Bonds                                              ☐
Mutual Funds    ☐     Variable Annuity/Life Insurance ☐
Other                   ☐     None                                                 ☐

c)  Risk Profile

______________% Conservative – Willing to accept some risk, but more interested in stability of principal than in larger return on investments.

______________% Moderate – Willing to accept average risk of fluctuation of principal in exchange for the potential of larger long-term returns on investments.

______________% Aggressive – Willing to accept significant fluctuation of principal in exchange for the potential for significant long-term returns on investment.

d)  Investment Objectives (Prioritize 1-4)

_________Growth                    _________Income

_________Tax Reduction        _________Other

Systematic Transfer Option

Do you select the Systematic Transfer Option?    ð☐ Yes ð☐ No

If “Yes” select the frequency     ☐ð Monthly           ð☐ Quarterly

Designate the Subaccounts to be used for the Transfer.  The Fixed Account is not eligible for the Systematic Transfer Option.

  Transfer                                          From                                                   To
 Amount                                           Subaccount                                Subaccount

___________                                [Blue Chip Fund]                   ___________

___________                                [Cash Management Fund]   ___________

___________                                [Discovery Fund]                  ___________

___________                                [Government Fund]                    ___________

___________                                [Growth & Income Fund]     ___________

___________                                [High Yield Fund]                       ___________

___________                                [International Fund]                   ___________

___________                                [Investment Grade Fund]     ___________

___________                                [Select Growth Fund]            ___________

___________                                [Target Maturity 2015]          ___________

___________                                [Value Fund]                                ___________

Minimum Transfer Amount is $100
(Whole Dollar Amounts Only

Automated Subaccount Reallocation Option

Do you select the Automated Subaccount Reallocation Option feature of your Variable Annuity Contract?
                                        ☐ Yes   ☐ No
If Yes, Automatic Reallocation will occur quarterly based on the premium allocations selected for the Subaccounts.

The Fixed Account is not eligible for Automatic Reallocation.

Subaccount Allocations

Select the Subaccounts and/or the Fixed Account and the percentage of the initial net annual premium to be allocated to each.

                Subaccount                                       % Allocated

[Blue Chip Fund]                             __________________

[Cash Management Fund]            __________________

        [Discovery                                       __________________

                [Government Fund]                        __________________

                [Growth & Income Fund]              __________________

                [High Yield Fund]                           __________________

                [International Fund]                       __________________

                [Investment Grade Fund]              __________________

                [Select Growth Fund]                     __________________

                [Target Maturity 2015]                   __________________

                 [Value Fund]                                    __________________

Fixed Account (maximum 50%)                  __________________
               Total Allocation                                 100%

Note: Only the Systematic Transfer Option or the Automatic Subaccount Reallocation Option, but not both, may be in effect at the same time.
Do you, the Proposed Owner understand that in the
Variable Annuity Contract applied for:

a) The amount of the Cash Value may increase or decrease depending upon the investment experience of the Subaccounts and the interest paid on the Fixed Account, if chosen?                                                                             ð Yes ð  No

b) The Variable Annuity Contract values reflect certain Deductions and Charges?
                                                                                                                     ð Yes  ð No

c) The Variable Annuity Contract may be subject to a Surrender Charge, upon full or partial Surrender?                                                                                  ð Yes  ð No

ICC09 VARANN-App-1 (08/09)                                                                                                   3

Remarks

Attach an Additional Sheet if Necessary

Proposed Owner’s Acknowledgements

1.	Do you have an existing annuity contract(s) or life insurance policy(ies) currently in force or applied for? Yes ⁫ No ⁫
2.	Is the Annuity applied for intended to replace any other annuity contract(s) or life insurance policy(ies) currently in force? Yes ⁫ No ⁫
3.	Did you receive a prospectus? Yes ⁫ No ⁫ If “Yes” indicate the date of the prospectus. Date: _____________

If you answer “Yes” to 1 and/or 2, please furnish company name(s) and contract and/or policy numbers in the “Remarks” section.

By signing below and submitting this Variable Annuity Application, I acknowledge that:

•  My agent reviewed with me the benefits, fees, expenses, taxes and other information about the Variable Annuity I am applying for and I understand how this Variable Annuity fits within my overall financial needs and plan.

•  Based on that information and understanding, and to the best of my knowledge and belief, this Variable Annuity is appropriate and suitable for my investment time horizon, goals and objectives and financial situation and needs.

•  I hereby represent that my answers to the above questions to be true and correct to the best of my knowledge and belief.  I understand that this application shall become part of any Variable Annuity Contract issued by the Company.

Agent’s Statement

1.	To the best of your knowledge does any Proposed Owner have an existing annuity contract(s) or life insurance policy(ies) currently in force or applied for? Yes ⁫ No ⁫
2.	To the best of your knowledge is the variable annuity applied for intended to replace any other annuity contract(s) or life insurance policy(ies) currently in force?
Yes ⁫ No ⁫
3.	This purchase was: ⁫ Solicited ⁫ Unsolicited

By signing below, I certify that:

•  I discussed with the Proposed Owner the benefits, fees, taxes and other information about the annuity; and

•  I believe the annuity applied for is appropriate and suitable for the Proposed Owner.

•  I gave the Proposed Owner the product brochure and prospectus.

ICC09 VARANN-App-1 (08/09)                                                                                                   4

Fraud Warning

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Dated at __________________________________________________
                                          City                         State

Signature of Proposed Owner________________________________________________________Date _____________________

Signature of Proposed Joint Owner (if any)_____________________________________________Date______________________

Signature of Annuitant (if other than a Proposed Owner)__________________________________Date______________________

Signature of Joint Annuitant (if other than a Proposed Owner)______________________________Date______________________

Name of Licensed Agent____________________________________________________________________________________

Signature of Licensed Agent________________________________________________________Date______________________

Agent’s License Number: ___________________________________________________________________________________

Manager’s Section:  I believe that the purchase of this annuity is suitable, taking into consideration all of the factors cited above, as well as what is cited in Rules 2310 and 2821.

Name of Manager/Designee_________________________________________________________Date______________________

Signature of Manager/Designee______________________________________________________Date______________________

ICC09 VARANN-App-1 (08-09)                                                                                     5